EXHIBIT 10.43

                                 LOAN AGREEMENT


THIS LOAN AGREEMENT (the "Agreement") is made as of this 3rd day of June, 1999 by and between KARTS INTERNATIONAL INCORPORATED, a Nevada corporation ("Borrower") and THE SCHLINGER FOUNDATION ("Schlinger"). In connection with the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. All terms and phrases used herein which are defined in the Uniform Commercial Code in the State of Texas, as amended from time to time (the "UCC"), shall have the meanings given them in the UCC unless otherwise defined herein. The following definitions shall apply throughout this Agreement:

         "Affiliate" means with respect to any Person in question, any other Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such Person in question. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "BTK" means Brister's Thunder Karts, Inc., a Louisiana corporation.

         "Business Day" means any day other than Saturday, Sunday or any other day on which financial institutions doing business in Dallas, Texas are closed.

         "Collateral" has the meaning given it in Section 4.

         "Common Stock" shall mean the common stock, $.001 par value, of the Borrower.

         "Environmental Laws" means any and all federal, state and local laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the protection of human health or the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means with respect to any Person in question, any Person that would be treated as a single, employer with Borrower.

         "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any ERISA Affiliate thereof with respect to which Borrower or any ERISA Affiliate has a fixed or contingent liability.

         "Event of Default" has the meaning given it in Section 12.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied throughout the period involved.

         "Guarantors" means USA, BTK, KINT and Straight Line (whether one or more).

         "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, suits, liabilities, obligations, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind or nature, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of or resulting from, in connection with or in any way relating to or arising out of the Loan, the Collateral or any other transaction, act, omission, event or circumstance in any way connected with or contemplated by this Agreement or the other Loan Documents or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (including but not limited to any investigation, litigation, proceeding, enforcement of Schlinger's rights or defense of Schlinger's actions related to or arising out of this Agreement or the other Loan Documents), whether or not any Indemnified Person is a party hereto.

         "Indemnified   Person"  shall   collectively  mean  Schlinger  and  its
         officers,    directors,     shareholders,     employees,     attorneys,
         representatives, agents, Affiliates, successors and assigns.

         "KBK" means KBK Financial, Inc., a Delaware corporation.

         "KBK Debt" means the indebtedness, liabilities and obligations of Borrower and the other Obligors to KBK pursuant to the KBK Loan Agreement and the other KBK Loan Documents.

         "KBK Loan Agreement" means that certain Loan Agreement dated as of September 28, 1998 between KBK and Borrower as the same may have been amended, modified, supplemented, renewed, extended or restated from time to time.

         "KBK Loan Documents" means the Loan Documents as defined in the KBK Loan Agreement that were heretofore or are hereafter entered into in connection the KBK Loan Agreement.

         "KINT" means KINT, L.L.C., a Louisiana limited liability company.

         "Lien" means any mortgage, lien, pledge, assignment, adverse claim, charge, security interest or other encumbrance.

         "Loan" has the meaning given it in Section 2.

         "Loan Documents" means this Agreement, the Note and all other documents, agreements and instruments now or hereafter required by Schlinger to be executed and delivered in connection herewith (including, without limitation, all documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the Note and the Loan).

         "Maximum Rate" means, with respect to Schlinger, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the Loan or other amount as to which such rate is to be determined, payable to Schlinger pursuant to this Agreement or any other Loan Document, under laws applicable to Schlinger which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with the Texas Finance Code or any successor or replacement statute; provided, however, that, to the extent permitted by applicable law, Schlinger shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         "Net Profit" means net income after taxes (including extraordinary losses and excluding extraordinary gains) as of the end of time period being measured.

         "Note" has the meaning given it in Section 3.

         "Obligors" means Borrower and Guarantors.

         "Person"  means  a  corporation,   association,   partnership,  limited
         liability company, organization, business, individual, governmental or political subdivision thereof or governmental agency.

         "Subordinated Debt" means indebtedness owing by Borrower to a creditor other than Schlinger or KBK which has been subordinated and subject in right of payment to the prior payment of all indebtedness and obligations now or hereafter owing by Borrower to Schlinger, such subordination to be evidenced by a written agreement between Schlinger and the subordinated creditor which is in form and substance satisfactory to Schlinger.

         "Straight Line" means Straight Line Manufacturing, Inc., a Michigan corporation.

         "Tangible Net Worth" means, as of any date, the amount by which Borrower's total assets exceeds its total liabilities plus Subordinated Debt, less any intangible assets (as defined by GAAP), less deferred charges.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, (b) the withdrawal of Borrower or any Affiliate of Borrower from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan. "USA" means USA Industries Incorporated, an Alabama corporation.

2.       Loan.

         (a) Loan and Repayment. Subject to the terms of this Agreement, on the date of this Agreement or at such time that all applicable conditions have been satisfied, whichever is later, Schlinger will make a loan to the Borrower (the "Loan"), to the extent requested by the Borrower as of such date, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000). Principal of the Loan shall be due and payable in one installment of all unpaid principal and accrued unpaid interest on May 31, 2004.

         (b) Prepayment. On or after the second anniversary of the date hereof, Borrower may prepay the Loan in full or in part at any time prior to May 31, 2004, provided, that the Borrower shall (i) give Schlinger thirty (30) days' written notice of the Borrower's intention to do so and (ii) pay to Schlinger, as liquidated damages and not as a penalty, an amount equal to the twelve percent (12%) multiplied by the principal amount of the Loan being prepaid at such time.

3.       Promissory Note.

         (a) Note. Borrower agrees to execute, contemporaneously herewith, a promissory note payable to the order of Schlinger, in form and substance acceptable to Schlinger in Schlinger's sole and absolute discretion, for the Loan provided hereunder to evidence the indebtedness owing by Borrower to Schlinger under the Loan (whether one or more, together with any renewals, extensions and increases thereof, the "Note").

         (b) Rate and Payments. The principal of and interest on the Note shall be due and payable and may be prepaid in accordance with the terms and conditions set forth in the Note and in this Agreement. Interest on the Note shall accrue at the rate set forth therein.

         (c) Conversion. The Note and the outstanding amount of the Loan shall be convertible into common stock of the Borrower and shall have certain registration rights in favor of the holder thereof, in accordance with the terms and conditions set forth therein.

4. Collateral. As security for the indebtedness evidenced by the Note and any and all other indebtedness or obligations owing from time to time by Borrower to Schlinger under this Agreement, Schlinger shall receive a Lien in and to the collateral described in the other Loan Documents (the "Collateral").

5. Guarantors. As a condition precedent to Schlinger's obligation to provide the Loan to Borrower, Borrower agrees to cause the Guarantors to each execute and deliver to Schlinger contemporaneously herewith a guaranty agreement, in form and substance acceptable to Schlinger in Schlinger's sole and absolute discretion.

6. Representations and Warranties. Borrower hereby represents and warrants to Schlinger as follows:

         (a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly licensed, qualified to do business and is in good standing in all other states in which such licensing, qualification and good standing are necessary.

                  Borrower has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted, and (iii) to execute and deliver this Agreement and the other Loan Documents to which Borrower is a party.

         (b) Binding Obligations. The execution, delivery, and performance of this Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

         (c) No Consent. The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not
                  (i) conflict with, result in a violation of, or constitute a default under (A) any provision of Borrower's articles or certificate of incorporation or bylaws, (B) any law, governmental regulation, court decree or order applicable to Borrower, or (C) any other document or agreement to which Borrower is a party, or (ii) require the consent, approval or authorization of any third party other than KBK.

         (d) Financial Condition. Each financial statement of Borrower supplied to Schlinger is true, correct and complete in all material respects and fairly presents Borrower's financial condition in all material respects as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Schlinger.

         (e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the business, financial condition, properties, operations or prospects of Borrower.

         (f) Taxes. Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax Lien notice against Borrower or its properties presently on file.

         (g) ERISA Compliance. Borrower is in compliance with ERISA concerning Borrower's ERISA Plan, if any, or is not required to contribute to any "multi-employer plan" as defined in
                  Section 401 of ERISA.

         (h) Compliance with Laws. Borrower is conducting its business in material compliance with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower or upon its businesses, operations and property (including, without limitation, all Environmental Laws).

                  Borrower has all permits and licenses necessary for the operations of its business as presently conducted and as proposed to be conducted.

         (i) Tradenames. Borrower and Guarantors conduct business under no trade or assumed name except KINT conducts business under the tradename Bird Promotions.

7. Conditions Precedent to Loan. Schlinger's obligation to make the Loan under this Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such Loan and after giving effect thereto (i) all representations and warranties made to Schlinger in this Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower or its business since the effective date of the most recent financial statements furnished to Schlinger by Borrower shall have occurred, (iii) no Event of Default shall have occurred and no event has occurred and is continuing, or would result from the requested Loan, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) Schlinger shall have received all Loan Documents appropriately executed by Borrower and all other proper parties and all such Loan Documents are in full force and effect,
         (v) the KBK Loan Agreement shall have been amended to modify the financial covenants contained therein, in form and substance satisfactory to Schlinger, and (vi) Schlinger shall have received all fees and expenses owing to Schlinger under this Agreement and the other Loan Documents.

8. Affirmative Covenants. Until the Note and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and Borrower agrees and covenants that it will, unless Schlinger shall otherwise consent in writing (which consent may be withheld by Schlinger in Schlinger's sole and absolute discretion):

         (a) Accounts and Records. Maintain its books and records in accordance with GAAP.

         (b) Right of Inspection. Permit Schlinger to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times. Borrower agrees to pay all costs associated with any such audits, at a rate equal to $500.00 per day, per person, plus out-of-pocket expenses; provided, however, as long as no Event of Default has occurred, Borrower's obligation for Schlinger's audits shall not exceed $15,000.00 per calendar year.

         (c) Right to Additional Information. Furnish Schlinger with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Schlinger may request from time to time.

         (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all Environmental Laws).

         (e) Taxes. Pay and discharge when due all assessments, taxes, governmental charges and levies, of every kind and nature, imposed upon Borrower or its properties, income or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a Lien upon any of Borrower's property, income or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy or claim so long as
                  (i) same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings timely instituted, (ii) Borrower shall have established adequate reserves with respect to such contested assessment, tax, charge, levy or claim in accordance with GAAP, and (iii) the perfection and priority of Schlinger's security interest in the Collateral, or the value of the Collateral, is not impaired.

         (f) Insurance. Maintain, with financially sound and reputable insurers, such insurance as deemed necessary or otherwise reasonably required by Schlinger, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation and business interruption insurance.

         (g) Notice of Material Change/Litigation. Borrower shall promptly notify Schlinger in writing (i) of any material adverse change in Borrower's financial condition or its businesses, and (ii) of any litigation or claims against Borrower which could materially affect Borrower or its business operations, financial condition or prospects.

         (h) Corporate Existence. Maintain its corporate existence and good standing in the state of its incorporation and its qualification and good standing in all other states where required by applicable law.

         (i) ERISA. Borrower shall promptly notify Schlinger in writing of the adoption or amendment of any plan that results in the representations in Subsection 7(g) no longer being true and correct.

         (j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Schlinger may reasonably request in order to give effect to the transactions contemplated under this Agreement and the other Loan Documents.

         (k)      Authorization and Reservation of Sufficient Common Stock.

                  (i) The Borrower shall,  within one hundred twenty (120) after the date hereof:

                           (A)      take  such   corporate   action  as  may  be
                                    necessary   to   amend   its   articles   of
                                    incorporation to increase the number of authorized but unissued shares of common stock of the Borrower as shall be sufficient to effect the conversion of the Note into Common Stock of the Borrower pursuant to the terms thereof; and

                           (B) reserve and keep available such shares of Common Stock out if its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note into Common Stock of the Borrower, such number of its shares of Common Stock as shall be sufficient to effect the conversion of the entire outstanding principal amount of the Note in accordance the with provisions thereof.

                                    The failure of the  Borrower  to  amend  its
                                    Articles  of  Incorporation  and  to reserve
                                    such  number  of  shares  of Common Stock as
                                    required   by  this  Section 8 (k)(i)  shall
                                    constitute an Event of Default under this Agreement.

                  (ii) From and after the effective date of the amendment to the articles required in Section 8(k)(i) above, the Borrower shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note pursuant to the terms thereof; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Note, in addition to such other remedies as shall be available to the holder of the Note, the Borrower will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (l) On or before thirty (30) days from the date hereof (i) Charles Brister shall have entered into an employment agreement with Borrower that is for a term of at least three (3) years and is otherwise in form and substance satisfactory to Schlinger and (ii) in connection with such employment agreement Borrower shall execute an agreement to and in favor of Schlinger whereby Borrower agrees to provide adequate anti-dilution protection that Schlinger deems necessary for the shares of Common Stock that may be issued to Schlinger pursuant to the conversion of the Note as a result of any Common Stock that may be issued to Charles Brister in connection with such employment agreement.

9. Negative Covenants. Until the Note and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, Borrower will not and will cause Guarantors to not, without the prior written consent of Schlinger (which consent, withhold in Schlinger's sole and absolute discretion):

         (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

         (b) Liquidations, Mergers, Consolidations; Acquisitions; Name Change. Liquidate, merge or consolidate with or into any other Person, convert from one type of legal entity to another type of legal entity, form or acquire any new subsidiary or acquire by purchase or otherwise all or substantially all of the assets of any other Person, or change its name or operate under any new trade or assumed names.

         (c) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of any Obligor, except in the ordinary course of and pursuant to the reasonable requirements of an Obligor's business, upon fair and reasonable terms no less favorable to Obligor than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of any Obligor and in accordance with the terms and provisions of the Loan Documents.

         (d) Sale of Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets or properties, other than inventory sold in the ordinary course of business and as necessary to replace obsolete equipment.

         (e) Liens. Create or incur any Lien on any of its assets, other than (i) Liens securing indebtedness owing to Schlinger,
                  (ii) Liens securing the KBK Debt, (iii) pledges or deposits to secure the payment of obligations under any worker's compensation laws or similar laws, (iv) deposits to secure the payment of public or statutory obligations, (v) mechanic's, carriers', workman's, repairman's or other Liens arising by operation of law in the ordinary course of business which secure obligations that are not overdue or are being contested in good faith and for which such entity has established adequate reserves in accordance with generally accepted accounting principles, (and for which Schlinger's security interest in the Collateral is not impaired) and (vi) Liens existing as of the date hereof which have been disclosed to and approved by Schlinger in writing.

         (f) Change in Management. Permit a change in the senior management of Borrower.

         (g)      Loans. Make any loans to any person or entity.

10. Financial Covenants. Until the Note and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, Obligors, on a consolidated basis, will maintain the following financial covenants:

         (a) Current Ratio. At the end of each fiscal month, a ratio of (i) current assets (excluding prepaid expenses), to (ii) current liabilities of not less than 1.5 to 1.0.

         (b) Debt/Tangible Net Worth Ratio. At the end of each fiscal month, a ratio of total liabilities to Tangible Net Worth of less than 2.5 to 1.0.

         (c) Tangible Net Worth. At the end of each fiscal month, its Tangible Net Worth of not less than $2,500,000.00.

         Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to GAAP.

11. Reporting Requirements. Until the Note and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, Borrower will and will cause the Guarantors to, unless Schlinger shall otherwise consent in writing, furnish to Schlinger:

         (a) Financial Statements. The following financial statements: (i) within 120 days after the last day of each fiscal year of Borrower a consolidated statement of income and a consolidated statement of cash flows of Obligors for such fiscal year, and a consolidated balance sheet of Obligors as of the last day of such fiscal year in each case audited by an independent certified public accounting firm acceptable to Schlinger, together with a copy of any report to management delivered to Borrower by such accountants in connection therewith; and (ii) within 30 days after the last day of each fiscal month of Borrower, an unaudited consolidated statement of income and statement of cash flows of Obligors for such fiscal month, and an unaudited consolidated balance sheet of Obligors as of the last day of such fiscal month. Borrower represents and warrants that each such statement of income and statement of cash flows will fairly represent, in all material respects, the results of operations and cash flows of Borrower for the period set forth therein, and that each such balance sheet will fairly represent, in all material respects, the financial condition of Borrower as of the date set forth therein, all in accordance with GAAP, (or, with respect to unaudited financial statements, in the notes thereto and subject to year-end review adjustments).

         (b) Inventory Listing. A list of inventory for USA and BTK by location and type (to include the following: raw materials, work in process and finished goods) within ten (10) Business Days after the end of each month, in form and detail satisfactory to Schlinger.

12. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement and the other Loan Documents:

         (a) Failure to Pay Indebtedness. Borrower shall fail to pay as and when due any part of the principal of, or interest on, the Note or any other indebtedness or obligations now or hereafter owing to Schlinger by Borrower.

         (b) Event of Default Under KBK Loan Documents. A default or event of default shall occur under the KBK Loan Agreement or any of the other KBK Loan Documents.

         (c) Non-Performance of Covenants. Any of the Obligors shall breach any covenant or agreement made herein in any of the other Loan Documents or in any other agreement now or hereafter entered into between any of the Obligors and Schlinger.

         (d) False Representation. Any warranty or representation made herein, or in any of the other Loan Documents shall be false or misleading in any material respect when made.

         (e) Default Under Other Loan Documents. The occurrence of an event of default under any of the other Loan Documents or any other agreement now or hereafter entered into between any of the Obligors and Schlinger.

         (f) Untrue Financial Report. Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by any Obligor, or by any other person on behalf of any Obligor, to Schlinger is not true and correct in any material respect.

         (g) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by any of the Obligors to any third party, including, without limitation, KBK, under any agreement or undertaking.

         (h) Bankruptcy. The filing of a voluntary or involuntary case by or against any of the Obligors under the United States Bankruptcy Code or other present or future federal or state insolvency, bankruptcy or similar laws, or the appointment of a receiver, trustee, conservator or custodian for a substantial portion of the assets of any of the Obligors.

         (i) Insolvency. Any of the Obligors shall become insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors.

         (j)      Involuntary   Lien.   The  filing  or   commencement   of  any
                  involuntary Lien, garnishment, attachment or the like shall be issued against or with respect to the Collateral.

         (k) Material Adverse Change. A material adverse change shall have occurred in the financial condition, business prospects or operations of any of the Obligors.

         (l) Tax Lien. Any of the Obligors shall have a federal or state tax Lien filed against any of its properties.

         (m) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law.

         (n) ERISA Plan. Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan of Borrower or its ERISA Affiliate, or (ii) any Termination Event occurs with respect to any ERISA Plan of Borrower or its ERISA Affiliate and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000.

         (o) Guarantor's Obligations. If any of the obligations of any Guarantor is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an insolvency proceeding.

         (p) Judgment. The entry against any of the Obligors of a final and nonappealable judgment for the payment of money in excess of $25,000 (not covered by insurance satisfactory to Schlinger in Schlinger's sole discretion).

         Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

13. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Schlinger by Borrower at such time shall, at the option of Schlinger, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower; provided, however, concurrently and automatically with the occurrence of an Event of Default under Subsections (h) or (i) in the Section entitled "Event of Default" the Note and all other indebtedness owing to Schlinger by Borrower at such time shall, without any action by Schlinger, become immediately due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Schlinger set forth in this Agreement and in any of the other Loan Documents are cumulative and may also be exercised by Schlinger, at its option and in its sole discretion, upon the occurrence of an Event of Default.

14. Indemnification. Borrower hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. If Borrower or any third party ever alleges any gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and affect of the alleged gross negligence or willful misconduct. Upon notification and demand, Borrower agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this Section, Borrower waives all notices from any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement.

15. Rights Cumulative. All rights of Schlinger under the terms of this Agreement shall be cumulative of, and in addition to, the rights of Schlinger under any and all other agreements between Borrower and Schlinger (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Schlinger under the terms of any other agreement.

16. Waiver and Agreement. Neither the failure nor any delay on the part of Schlinger to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Schlinger, and then shall be effective only in the specific instance as specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

17. Benefits. This Agreement shall be binding upon and inure to the benefit of Schlinger and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Schlinger, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

18. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, or

         (iv) telecopy (with receipt thereof confirmed by telecopier) sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service, or in the case of telecopy, upon receipt. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

19. Governing Law; Venue; Submission to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER OR THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE BY THE PARTIES IN DALLAS COUNTY, TEXAS. BORROWER AND SCHLINGER EACH AGREE THAT DALLAS COUNTY, TEXAS, SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. BORROWER AND SCHLINGER EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20. Waiver of Jury Trial. BORROWER AND SCHLINGER EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.
21. Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

22. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) the preparation of the Loan Documents, (ii) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (iii) any action in the enforcement of Schlinger's rights upon the occurrence of Event of Default.

23. Participation of the Loan. Provided that the prospective purchaser and/or assignee is not a business competitor of Borrower, as determined by Schlinger in its reasonable discretion, Borrower agrees that Schlinger may, at its option, sell interests in the Loan and its rights under this Agreement and the other Loan Documents and, in connection with each such sale, Schlinger may disclose any financial and other information available to Schlinger concerning Borrower to each prospective purchaser and assignee.

24.      Maximum Interest Rate.

          (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for the Loan or any other indebtedness, liability or obligation shall exceed the Maximum Rate, thereby causing the interest accruing thereon to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate therefor shall not reduce the rate of interest therefor below the Maximum Rate until the aggregate amount of interest accrued thereon equals the aggregate amount of interest which would have accrued thereon if the Contract Rate had at all times been in effect.

          (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and Schlinger shall never charge, receive, take, collect, reserve or apply, as interest on the Loan or any other indebtedness, liability or obligation, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 24(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, Schlinger ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Loan or any other indebtedness, liability or obligation and treated hereunder as such; and if the Loan or any other indebtedness, liability or obligation, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower or other applicable Obligor or Obligors (as appropriate). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower and the other Obligors and Schlinger shall, to the maximum extent permitted by applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loan or any other indebtedness, liability or obligation, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Loan or any other indebtedness, liability or obligation; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Schlinger shall refund to the Borrower or other applicable Obligor or Obligors (as appropriate) the amount of such excess and, in such event, Schlinger shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

25. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any term or provision in any of the Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

26. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

27. Agreement Subject to Subordination Agreement. This Agreement and the terms and provisions hereof are subject to the terms and provisions of that certain Subordination Agreement of even date herewith between Schlinger and KBK.

28. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT ALSO AMENDS AND SUPERSEDES ANY OF THE TERMS OF ANY PRIOR WRITTEN AGREEMENTS WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT.

EXECUTED as of the date first above written.

BORROWER:                                     SCHLINGER:

KARTS INTERNATIONAL                           THE SCHLINGER FOUNDATION
INCORPORATED

By: /s/  Charles Brister                      By:
    ------------------------
         Charles Brister                      Name:
         President & C.E.O.                   Title:

Borrower's Address:                           Schlinger's Address:

P. O. Box 695                                 The Schlinger Foundation
62204 Commercial Street                       1944 Edison Street
Roseland, Louisiana 70456                     Santa Yinez, California 93460
Telecopy No.:  504-747-2700                   Telecopy No.: (805) 686-1618